Exhibit 99.1

Crocs, Inc. Reports Strong Third Quarter 2026 Results; Raises Full-Year 2026 Outlook

•Full-Year 2026 Outlook Raised On Both The Top- And Bottom-Line; Third Consecutive FY26 Raise
•HEYDUDE Brand Returns To Growth With Revenues Up 6% To Prior Year
•Repurchased Approximately 2.0 Million Shares In Third Quarter Representing $250 Million in Buyback
___________________________________________________________________________

BROOMFIELD, COLORADO — October 29, 2026 — Crocs, Inc. (NASDAQ: CROX), a world leader in innovative casual footwear for all, today announced its third quarter 2026 financial results.

“We delivered a strong third quarter with growth across brands, channels and geographies, while expanding margins year over year through disciplined execution of our brand strategies. The Crocs Brand delivered a record third quarter with revenues up 4%, led by double-digit international revenue growth and continued momentum across our product diversification strategy. HEYDUDE revenues grew 6%, marking an important milestone as we delivered on our commitment stated earlier in the year to return the brand to growth. These results reflect strong execution against our strategic priorities and reinforce our confidence in the trajectory of both brands. As a result, we are raising our full-year 2026 enterprise revenue growth outlook to approximately 3%,” said Andrew Rees, Chief Executive Officer.

Mr. Rees continued, “The strength of our business model and exceptional free-cash-flow generation provides us with significant flexibility to invest behind our brands while returning meaningful capital to shareholders. During the quarter, we returned $250 million to shareholders through share repurchases while continuing to strengthen our balance sheet through debt paydown.”

Amounts referred to as “Adjusted” or “Non-GAAP” are Non-GAAP measures and include adjustments that are described under the heading “Reconciliation of GAAP Measures to Non-GAAP Measures.” A reconciliation of these amounts to their GAAP counterparts is contained in the schedules below.

Third Quarter 2026 Operating Results (Compared to the Same Period Last Year)

•Consolidated revenues were $1,043 million, an increase of 4.6% on a reported and constant currency basis. Direct-to-consumer (“DTC”) revenues grew 6.9% on a reported and constant currency basis. Wholesale revenues grew 1.8%, or 1.9% on a constant currency basis.
•Gross margin was 66.2% compared to 58.5%. Adjusted gross margin increased 180 basis points to 60.3% compared to 58.5%.
•Selling, general, and administrative expenses (“SG&A”) of $398 million increased 6.0% from $375 million, and represented 38.2% of revenues compared to 37.7%. Adjusted SG&A increased 5.7% to $397 million, and represented 38.1% of revenues compared to 37.7%.
•Income from operations of $292 million increased 40.6% from $208 million resulted in operating margin of 28.0% compared to 20.8%. Adjusted income from operations of $232 million increased 11.7% from $208 million, resulting in adjusted operating margin of 22.3% compared to 20.8%.
•Diluted earnings per share of $4.52 increased 67.4% from $2.70. Adjusted diluted earnings per share of $3.69 increased 26.4% from $2.92.
•During the quarter, we repurchased approximately 2.0 million shares for $250.0 million at the average share price of $123.32. At quarter-end, approximately $1.7 billion of share repurchase authorization remained available for future repurchases. We also repaid $21 million of debt.

Third Quarter 2026 Brand Summary (Compared to the Same Period Last Year)

•Crocs Brand: Revenues increased 4.4% on a reported and constant currency basis, to $873 million.
◦Channel
▪DTC revenues increased 8.2% on a reported and constant currency basis, to $510 million.
▪Wholesale revenues decreased 0.5% to $362 million, or 0.4% on a constant currency basis.
◦Geography
▪North America revenues decreased 2.1% to $438 million, or 2.0% on a constant currency basis.
▪International revenues increased 11.8% to $434 million, or 11.7% on a constant currency basis.
•HEYDUDE Brand: Revenues increased 6.1% to $170 million, or 6.2% on a constant currency basis.
◦Channel
▪DTC revenues increased 0.1% to $91 million, or 0.2% on a constant currency basis.
▪Wholesale revenues increased 14.0% to $79 million, or 14.1% on a constant currency basis.

Balance Sheet and Cash Flow (September 30, 2026, as compared to September 30, 2025)

•Cash and cash equivalents were $163 million compared to $154 million.
•Inventories were $413 million compared to $397 million.
•Total borrowings were $1.29 billion compared to $1.32 billion.
•Capital expenditures were $54 million compared to $45 million.

Financial Outlook

Full Year 2026
For 2026, we expect:
•Revenues to be up approximately 3% compared to full year 2025, up from our previous guidance of up 1% to 2% at currency rates as of October 26, 2026.
◦Crocs Brand to be up approximately 4% compared to full year 2025, up from our previous guidance of up 2% to 3%.
◦HEYDUDE Brand to be approximately flat compared to full year 2025, up from our previous guidance of down 4% to 2%.
•A non-GAAP net benefit of $40 million primarily associated with tariff refunds and our cost reduction initiatives.
•Adjusted operating margin to expand modestly from 22.5%, up from our previous guidance of expansion from 22.3%.
•GAAP effective tax rate to be approximately 23% and adjusted effective tax rate to be approximately 18%.
•Adjusted diluted earnings per share to be in the range of $14.45 to $14.65, up from our previous guidance range of $13.70 to $14.00. Adjusted diluted earnings per share guidance does not assume any impact from potential future share repurchases.
•Capital expenditures of $70 million to $80 million.

Fourth Quarter 2026
For the fourth quarter of 2026, we expect:
•Revenues to be up approximately 7% to 9% compared to the fourth quarter of 2025, at currency rates as of October 26, 2026.
◦Crocs Brand to be up approximately 6% to 8% compared to the fourth quarter of 2025.
◦HEYDUDE Brand to be up approximately 10% to 12% compared to the fourth quarter of 2025.

•Adjusted operating margin to be approximately 20.5%.
•Adjusted diluted earnings per share to be in the range of $3.25 to $3.45. Adjusted diluted earnings per share guidance does not assume any impact from potential future share repurchases.

Conference Call Information

A conference call to discuss third quarter results is scheduled for today, Thursday, October 29, 2026, at 8:30 am ET. To receive conference call details, please register at the Investor Relations section of the Crocs website, investors.crocs.com. The webcast will also be available live and on replay through October 29, 2027, at this site.

About Crocs, Inc.:

Crocs, Inc. (Nasdaq: CROX), headquartered in Broomfield, Colorado, is a world leader in innovative casual footwear for all, combining comfort and style with a value that consumers know and love. The Company's brands include Crocs and HEYDUDE, and its products are sold in more than 85 countries through wholesale and direct-to-consumer channels. For more information on Crocs, Inc. visit investors.crocs.com. To learn more about our brands, visit www.crocs.com or www.heydude.com. Individuals can also visit https://investors.crocs.com/news-and-events/ and follow both Crocs and HEYDUDE on their social platforms.

Forward Looking Statements

This press release includes estimates, projections, and statements relating to our business plans, commitments, objectives, and expected operating results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements, which express management’s current views concerning future events or results, use words like “anticipate,” “assume,” “believe,” “confident,” “continue,” “estimate,” “expect,” “future,” “intend,” “plan,” “project,” “strive,” and future or conditional tense verbs like “could,” “may,” “might,” “should,” “will,” “would,” and similar expressions or variations.

These statements include, but are not limited to, statements regarding our financial condition, brand and liquidity outlook, and expectations regarding our future financial results, share repurchases, our strategy, plans, objectives, expectations (financial or otherwise) and intentions, growth potential, statements regarding future financial outlook and future profitability, cash flows, and brand strength, anticipated product portfolio and our ability to deliver sustained, highly profitable growth and create significant shareholder value. These statements involve known and unknown risks, uncertainties, and other factors, which may cause our actual results, performance, or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include the factors described in our most recent Annual Report on Form 10-K under the heading "Risk Factors" and our subsequent filings with the Securities and Exchange Commission. Readers are encouraged to review that section and all other disclosures appearing in our filings with the Securities and Exchange Commission.

All information in this document speaks only as of October 29, 2026. We do not undertake any obligation to update publicly any forward-looking statements, whether as a result of the receipt of new information, future events, or otherwise, except as required by applicable law.

Category:Investors

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues	$1,042,583	$996,301	$3,143,508	$3,083,007
Cost of sales	352,849	413,293	1,230,122	1,249,614
Gross profit	689,734	583,008	1,913,386	1,833,393
Selling, general and administrative expenses	397,807	375,348	1,134,937	1,830,275
Income from operations	291,927	207,660	778,449	3,118
Foreign currency gains (losses), net	1,276	2,957	(2,651)	8,264
Interest income	3,343	531	4,261	1,235
Interest expense	(19,059)	(21,711)	(59,427)	(67,000)
Other (expense) income, net	(53)	(9)	(431)	143
Income (loss) before income taxes	277,434	189,428	720,201	(54,240)
Income tax expense	60,679	43,612	161,003	132,123
Net income (loss)	$216,755	$145,816	$559,198	$(186,363)
Net income (loss) per common share:
Basic	$4.57	$2.72	$11.43	$(3.38)
Diluted	$4.52	$2.70	$11.32	$(3.38)
Weighted average common shares outstanding:
Basic	47,413	53,641	48,925	55,169
Diluted	47,954	53,989	49,418	55,169

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share and par value amounts)

	September 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$163,457	$130,354
Accounts receivable, net of allowances of $39,818 and $28,136, respectively	355,022	278,191
Inventories	413,030	368,687
Income taxes receivable	2,918	32,782
Other receivables	25,412	22,082
Prepaid expenses and other assets	67,778	53,787
Total current assets	1,027,617	885,883
Property and equipment, net of accumulated depreciation of $248,818 and $209,873, respectively	240,778	238,191
Intangible assets, net	1,312,049	1,324,680
Goodwill	404,630	404,689
Deferred tax assets, net	904,841	935,054
Restricted cash	3,496	3,557
Right-of-use assets	332,085	338,669
Other assets	55,175	44,027
Total assets	$4,280,671	$4,174,750
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$272,506	$266,090
Accrued expenses and other liabilities	266,533	300,959
Income taxes payable	84,174	47,308
Current operating lease liabilities	90,820	85,772
Total current liabilities	714,033	700,129
Deferred tax liabilities, net	844	882
Long-term income taxes payable	641,563	649,057
Long-term borrowings	1,289,044	1,230,885
Long-term operating lease liabilities	283,254	297,192
Other liabilities	6,926	3,322
Total liabilities	2,935,664	2,881,467
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $0.001 per share, 250.0 million shares authorized, 111.2 million and 110.7 million issued, 46.2 million and 50.2 million outstanding, respectively	111	111
Treasury stock, at cost, 65.0 million and 60.5 million shares, respectively	(3,564,417)	(3,040,416)
Additional paid-in capital	934,497	896,605
Retained earnings	4,039,836	3,480,638
Accumulated other comprehensive loss	(65,020)	(43,655)
Total stockholders’ equity	1,345,007	1,293,283
Total liabilities and stockholders’ equity	$4,280,671	$4,174,750

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$559,198	$(186,363)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	60,875	58,337
Operating lease cost	85,421	76,614
Share-based compensation	36,496	28,512
Asset impairments	3,301	738,115
Deferred taxes	(47)	17,057
Other non-cash items	10,055	6,059
Changes in operating assets and liabilities:
Accounts receivable	(76,691)	(65,052)
Inventories	(45,873)	(40,165)
Prepaid expenses and other assets	(30,585)	(17,372)
Accounts payable, accrued expenses and other liabilities	(22,650)	(68,459)
Right-of-use assets and operating lease liabilities	(87,614)	(77,580)
Income taxes	69,303	(11,802)
Cash provided by operating activities	561,189	457,901
Cash flows from investing activities:
Purchases of property, equipment, and software	(53,615)	(45,120)
Cash used in investing activities	(53,615)	(45,120)
Cash flows from financing activities:
Proceeds from borrowings	476,550	626,000
Repayments of borrowings	(425,550)	(664,000)
Repurchases of common stock, including excise tax	(506,194)	(402,153)
Repurchases of common stock for tax withholding	(17,338)	(4,245)
Cash used in financing activities	(472,532)	(444,398)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(2,000)	5,462
Net change in cash, cash equivalents, and restricted cash	33,042	(26,155)
Cash, cash equivalents, and restricted cash—beginning of period	133,911	183,678
Cash, cash equivalents, and restricted cash—end of period	$166,953	$157,523

CROCS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

In addition to financial measures presented on the basis of accounting principles generally accepted in the United States of America (“GAAP”), we present "Non-GAAP gross profit," “Non-GAAP gross margin,” “Non-GAAP gross margin by brand,” "Non-GAAP selling, general, and administrative expenses,” “Non-GAAP selling, general and administrative expenses as a percent of revenues,” “Non-GAAP income from operations,” “Non-GAAP operating margin,” “Non-GAAP income before income taxes,” “Non-GAAP income tax expense,” “Non-GAAP effective tax rate,” “Non-GAAP net income,” and “Non-GAAP basic and diluted net income per common share," which are non-GAAP financial measures. We also present future period guidance for “Non-GAAP operating margin,” “Non-GAAP effective tax rate,” “Non-GAAP diluted earnings per share,” and “Free cash flow.” We also present a long-term target for ‘Net leverage.’ Non-GAAP results exclude the impact of items that management believes affect the comparability or underlying business trends in our condensed consolidated financial statements in the periods presented.

We also present certain information related to our current period results of operations through “constant currency,” which is a non-GAAP financial measure and should be viewed as a supplement to our results of operations and presentation of reportable segments under GAAP. Constant currency represents current period results that have been retranslated using exchange rates used in the prior year comparative period to enhance the visibility of the underlying business trends excluding the impact of foreign currency exchange rate fluctuations.

Management uses non-GAAP results to assist in comparing business trends from period to period on a consistent basis in communications with the board of directors, stockholders, analysts, and investors concerning our financial performance. We believe that these non-GAAP measures, in addition to corresponding GAAP measures, are useful to investors and other users of our condensed consolidated financial statements as an additional tool for evaluating operating performance and trends by providing meaningful information about operations compared to our peers by excluding the impacts of various differences. The calculation of our non-GAAP financial metrics may vary from company to company. As a result, our calculation of these metrics may not be comparable to similarly titled metrics used by other companies.

Management believes Non-GAAP gross profit, Non-GAAP gross margin, and Non-GAAP gross margin by brand are useful performance measures for investors because they provide investors with a means of comparing these measures between periods without the impact of certain expenses that we believe are not indicative of our routine cost of sales. Our routine cost of sales includes core product costs and distribution expenses primarily related to receiving, inspecting, warehousing, and packaging product and transportation costs associated with delivering products from distribution centers. Costs not indicative of our routine cost of sales may or may not be recurring in nature and include costs to expand and transition to new distribution centers.

Management believes Non-GAAP selling, general and administrative expenses and Non-GAAP selling, general and administrative expenses as a percent of revenues are useful performance measures for investors because they provide a more meaningful comparison to prior periods and may be indicative of the level of such expenses to be incurred in future periods. These measures exclude the impact of certain expenses not related to our normal operations that are expected to be non-recurring in nature, such as impairment charges.

Non-GAAP income from operations and Non-GAAP operating margin reflect the impact of Non-GAAP gross profit and Non-GAAP selling, general, and administrative expenses, as discussed above. We believe these are useful performance measures for investors because they provide a basis to compare performance in the period to prior periods.

Non-GAAP income before income taxes reflects the impact of Non-GAAP income from operations, as discussed above. We believe this is a useful performance measure for investors because it provides a basis to compare performance in the period to prior periods.

Management believes Non-GAAP income tax expense is a useful performance measure for investors because it provides a basis to compare our tax rates to historical tax rates, and because the adjustment is necessary in order to calculate Non-GAAP net income.

Management believes Non-GAAP effective tax rate is a useful performance measure for investors because it provides an ongoing effective tax rate that they can use for historical comparisons and forecasting.

Management believes Non-GAAP net income is a useful performance measure for investors because it focuses on underlying operating results and trends and improves the comparability of our results to prior periods. This measure reflects the impact of

Non-GAAP gross profit, Non-GAAP selling, general, and administrative expenses, and Non-GAAP income tax expense, as described above.

Management believes Non-GAAP basic and diluted net income per common share are useful performance measures for investors because they focus on underlying operating results and trends and improve the comparability of our results to prior periods. These measures reflect the impact of Non-GAAP gross profit, Non-GAAP selling, general, and administrative expenses, and Non-GAAP income tax expense, as described above.

Management believes Net leverage is a useful performance measure for investors because it provides a measure of our financial strength and liquidity.

Free cash flow is calculated as ‘Cash provided by operating activities’ less ‘Purchases of property, equipment, and software.’ Management believes free cash flow is useful for investors because it provides a clear measure of our ability to generate cash for discretionary uses such as funding growth opportunities, repurchasing shares, and reducing debt.

For the three and nine months ended September 30, 2026, management believes it is helpful to evaluate our results excluding the impacts of various adjustments relating to special or non-recurring items. Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

CROCS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(UNAUDITED)

Non-GAAP gross profit and gross margin reconciliation:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(in thousands)
GAAP revenues	$1,042,583	$996,301	$3,143,508	$3,083,007

GAAP gross profit	$689,734	$583,008	$1,913,386	$1,833,393
IEEPA tariff refunds (1)	(64,071)	—	(64,071)	—
Distributor takeback costs (2)	—	—	4,356	—
Distribution centers (3)	3,053	—	6,786	—
Other	25	—	143	—
Total adjustments	(60,993)	—	(52,786)	—
Non-GAAP gross profit	$628,741	$583,008	$1,860,600	$1,833,393

GAAP gross margin	66.2%	58.5%	60.9%	59.5%
Non-GAAP gross margin	60.3%	58.5%	59.2%	59.5%
(1) These refunds, resulting from the February 20, 2026, United States Supreme Court Ruling, are non-recurring.
(2) Relates to the takeback of a distributor in Malaysia.
(3) Relates to the transition away from a third-party logistics provider for the HEYDUDE Brand, software transition costs at our Crocs Brand distribution center in Dayton, Ohio, and other distribution center related transition costs.

Non-GAAP gross margin reconciliation by brand:

Crocs Brand:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
GAAP Crocs Brand gross margin	68.6%	61.8%	63.7%	62.3%
Non-GAAP adjustments:
IEEPA tariff refunds (1)	(5.3)%	—%	(1.7)%	—%
Distributor takeback costs (2)	—%	—%	0.1%	—%
Distribution centers (3)	0.1%	—%	0.1%	—%
Other	less than 0.1%	—%	less than 0.1%	—%
Non-GAAP Crocs Brand gross margin	63.4%	61.8%	62.2%	62.3%
(1) These refunds, resulting from the February 20, 2026, United States Supreme Court Ruling, are non-recurring.
(2) Relates to the takeback of a distributor in Malaysia.
(3) Relates to software transition costs at our Crocs Brand distribution center in Dayton, Ohio and other distribution center related transition costs.

HEYDUDE Brand:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
GAAP HEYDUDE Brand gross margin	55.1%	42.3%	47.4%	46.6%
Non-GAAP adjustments:
IEEPA tariff refunds (1)	(10.6)%	—%	(3.6)%	—%
Distribution centers (2)	1.3%	—%	0.8%	—%
Non-GAAP HEYDUDE Brand gross margin	45.8%	42.3%	44.6%	46.6%
(1) These refunds, resulting from the February 20, 2026, United States Supreme Court Ruling, are non-recurring.
(2) Relates to the transition away from a third-party logistics provider.

Non-GAAP selling, general and administrative reconciliation:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(in thousands)
GAAP revenues	$1,042,583	$996,301	$3,143,508	$3,083,007

GAAP selling, general and administrative expenses	$397,807	$375,348	$1,134,937	$1,830,275
Impairment of indefinite-lived trademark (1)	—	—	—	(430,000)
Impairment of goodwill (2)	—	—	—	(307,000)
Charges incurred in connection with cost savings initiatives	(790)	—	(5,373)	—
Impairment of leasehold improvement assets (3)	—	—	(3,301)	—
Severance costs (4)	(261)	—	999
Other	—	—	38	—
Total adjustments	(1,051)	—	(7,637)	(737,000)
Non-GAAP selling, general and administrative expenses (5)	$396,756	$375,348	$1,127,300	$1,093,275

GAAP selling, general and administrative expenses as a percent of revenues	38.2%	37.7%	36.1%	59.4%
Non-GAAP selling, general and administrative expenses as a percent of revenues	38.1%	37.7%	35.9%	35.5%
(1) Represents a prior year impairment of the HEYDUDE indefinite-lived trademark.
(2) Represents a prior year impairment of the HEYDUDE Brand reporting unit goodwill.
(3) Represents impairment charges for certain HEYDUDE leasehold improvement assets.
(4) Represents operational workforce reduction charges incurred in connection with cost savings initiatives in the three months ended September 30, 2026. Additionally, the nine months ended September 30, 2026, includes a change in estimate for severance costs recorded as of December 31, 2025.
(5) Non-GAAP selling, general and administrative expenses are presented gross of tax.

Non-GAAP income from operations and operating margin reconciliation:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(in thousands)
GAAP revenues	$1,042,583	$996,301	$3,143,508	$3,083,007

GAAP income from operations	$291,927	$207,660	$778,449	$3,118
Non-GAAP gross profit adjustments (1)	(60,993)	—	(52,786)	—
Non-GAAP selling, general and administrative expenses adjustments (2)	1,051	—	7,637	737,000
Non-GAAP income from operations	$231,985	$207,660	$733,300	$740,118

GAAP operating margin	28.0%	20.8%	24.8%	0.1%
Non-GAAP operating margin	22.3%	20.8%	23.3%	24.0%
(1) See 'Non-GAAP gross profit and gross margin reconciliation' above for more details.
(2) See 'Non-GAAP selling, general and administrative expenses and selling, general and administrative expenses as a percent of revenues reconciliation' above for more details.

Non-GAAP income tax expense and effective tax rate reconciliation:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(in thousands)
GAAP income from operations	$291,927	$207,660	$778,449	$3,118
GAAP income (loss) before income taxes	277,434	189,428	720,201	(54,240)

Non-GAAP income from operations (1)	$231,985	$207,660	$733,300	$740,118
GAAP non-operating income (expense):
Foreign currency gains (losses), net	1,276	2,957	(2,651)	8,264
Interest income	3,343	531	4,261	1,235
Interest expense	(19,059)	(21,711)	(59,427)	(67,000)
Other (expense) income, net	(53)	(9)	(431)	143
Non-GAAP income before income taxes	$217,492	$189,428	$675,052	$682,760

GAAP income tax expense	$60,679	$43,612	$161,003	$132,123
Tax effect of non-GAAP operating adjustments	(11,446)	—	(9,040)	29,942
Impact of intra-entity IP transactions (2)	(11,423)	(11,626)	(33,706)	(43,900)
Non-GAAP income tax expense	$37,810	$31,986	$118,257	$118,165

GAAP effective income tax rate	21.9%	23.0%	22.4%	(243.6)%
Non-GAAP effective income tax rate	17.4%	16.9%	17.5%	17.3%
(1) See ‘Non-GAAP income from operations and operating margin reconciliation’ above for more details.
(2) In the fourth quarter of 2024, and previously in 2023, 2021, and 2020, we made changes to our international legal structure, including an intra-entity transaction related to certain intellectual property rights, primarily to align with current and future international operations. The transactions resulted in a step-up in the tax basis of intellectual property rights and correlated increases in foreign deferred tax assets based on the fair value of the transferred intellectual property rights. This adjustment represents the current period impact of these transactions.

Non-GAAP net income per share reconciliation:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(in thousands, except per share data)
Numerator:
GAAP net income (loss)	$216,755	$145,816	$559,198	$(186,363)
Non-GAAP gross profit adjustments (1)	(60,993)	—	(52,786)	—
Non-GAAP selling, general and administrative expenses adjustments (2)	1,051	—	7,637	737,000
Non-GAAP interest income adjustment (3)	(2,688)	—	(2,688)	—
Tax effect of non-GAAP adjustments (4)	22,869	11,626	42,746	13,958
Non-GAAP net income	$176,994	$157,442	$554,107	$564,595
Denominator:
GAAP weighted average common shares outstanding - basic	47,413	53,641	48,925	55,169
Plus: GAAP dilutive effect of stock options and unvested restricted stock units	541	348	493	—
GAAP weighted average common shares outstanding - diluted	47,954	53,989	49,418	55,169

GAAP weighted average common shares outstanding - basic				55,169
Plus: dilutive effect of stock options and unvested restricted stock units				368
Non-GAAP weighted average common shares outstanding - diluted				55,537

GAAP net income (loss) per common share:
Basic	$4.57	$2.72	$11.43	$(3.38)
Diluted	$4.52	$2.70	$11.32	$(3.38)

Non-GAAP net income per common share:
Basic	$3.73	$2.94	$11.33	$10.23
Diluted	$3.69	$2.92	$11.21	$10.17
(1) See 'Non-GAAP gross profit and gross margin reconciliation' above for more information.
(2) See 'Non-GAAP selling, general and administrative expenses and selling, general and administrative expenses as a percent of revenues reconciliation' above for more information.
(3) Relates to interest on IEEPA tariff refunds received during the three months ended September 30, 2026.
(4) See ‘Non-GAAP income tax expense (benefit) and effective tax rate reconciliation’ above for more information.

Free cash flow reconciliation:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(in thousands)
Cash provided by operating activities	$290,421	$239,336	$561,189	$457,901
Purchases of property, equipment, and software	(14,886)	(13,174)	(53,615)	(45,120)
Free cash flow	$275,535	$226,162	$507,574	$412,781

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL GUIDANCE

Fourth Quarter 2026:
Approximately:
Non-GAAP operating margin reconciliation:
GAAP operating margin	19.5%
Non-GAAP adjustments (1)	1.0%
Non-GAAP operating margin	20.5%
Non-GAAP diluted earnings per share reconciliation:
GAAP diluted earnings per share	$3.04 to $3.24
Non-GAAP adjustments (1)(2)	$0.21
Non-GAAP diluted earnings per share	$3.25 to $3.45

Full Year 2026:
Approximately:
Non-GAAP operating margin reconciliation:
GAAP operating margin	>23.5%
Non-GAAP adjustments (1)	(1.0)%
Non-GAAP operating margin	>22.5%
Non-GAAP effective tax rate reconciliation:
GAAP effective tax rate	23%
Non-GAAP adjustments (2)	(5)%
Non-GAAP effective tax rate	18%
Non-GAAP diluted earnings per share reconciliation:
GAAP diluted earnings per share	$14.71 to $14.91
Non-GAAP adjustments (1)(2)	$(0.26)
Non-GAAP diluted earnings per share	$14.45 to $14.65
(1) During 2026, we expect to incur a non-GAAP net benefit of $40 million, primarily associated with IEEPA tariff refunds and our cost reduction initiatives. This estimate does not include the receipt of potential IEEPA tariff refunds, as we are not able to predict the timing quarter-by-quarter. We plan to recognize IEEPA tariff refunds when they are realized or considered realizable, in accordance with the gain contingency model.
(2) In the fourth quarter of 2024, and previously in 2023, 2021, and 2020, we made changes to our international legal structure, including an intra-entity transaction related to certain intellectual property rights, primarily to align with current and future international operations. The transactions resulted in a step-up in the tax basis of intellectual property rights and correlated increases in foreign deferred tax assets based on the fair value of the transferred intellectual property rights. This adjustment represents the full year 2026 impact of these transactions.

CROCS, INC. AND SUBSIDIARIES
REVENUES BY SEGMENT, CHANNEL, AND GEOGRAPHY
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,		% Change		Constant Currency % Change (1)
					Favorable (Unfavorable)
	2026	2025	2026	2025	Q3 2026-2025	YTD 2026-2025	Q3 2026-2025	YTD 2026-2025
	($ in thousands)
Crocs Brand:
North America:
Wholesale	$137,226	$144,353	$428,172	$481,563	(4.9)%	(11.1)%	(4.8)%	(11.2)%
Direct-to-consumer (2)	301,143	303,352	814,856	791,789	(0.7)%	2.9%	(0.6)%	2.9%
Total North America (3)	438,369	447,705	1,243,028	1,273,352	(2.1)%	(2.4)%	(2.0)%	(2.4)%
International:
Wholesale	225,139	220,003	821,514	824,276	2.3%	(0.3)%	2.4%	(2.1)%
Direct-to-consumer	209,213	168,521	576,032	459,799	24.1%	25.3%	23.8%	22.9%
Total International	434,352	388,524	1,397,546	1,284,075	11.8%	8.8%	11.7%	6.8%
Total Crocs Brand	$872,721	$836,229	$2,640,574	$2,557,427	4.4%	3.3%	4.4%	2.3%

Crocs Brand:
Wholesale	$362,365	$364,356	$1,249,686	$1,305,839	(0.5)%	(4.3)%	(0.4)%	(5.5)%
Direct-to-consumer	510,356	471,873	1,390,888	1,251,588	8.2%	11.1%	8.2%	10.2%
Total Crocs Brand	872,721	836,229	2,640,574	2,557,427	4.4%	3.3%	4.4%	2.3%
HEYDUDE Brand:
Wholesale	79,087	69,402	245,053	279,855	14.0%	(12.4)%	14.1%	(12.9)%
Direct-to-consumer	90,775	90,670	257,881	245,725	0.1%	4.9%	0.2%	4.9%
Total HEYDUDE Brand (4)	169,862	160,072	502,934	525,580	6.1%	(4.3)%	6.2%	(4.6)%
Total consolidated revenues	$1,042,583	$996,301	$3,143,508	$3,083,007	4.6%	2.0%	4.6%	1.1%
(1) Reflects year over year change as if the current period results were in constant currency, which is a non-GAAP financial measure. See ‘Reconciliation of GAAP Measures to Non-GAAP Measures’ above for more information.
(2) Results for the three months ended September 30, 2026, include an approximate (2.7%) change compared to the same period in 2025, reflecting the partial period impact of a business model change which we began implementing during the third quarter.
(3) North America includes the United States and Canada.
(4) The vast majority of HEYDUDE Brand revenues are derived from North America.

Investor Contact:	Elizabeth Bouquard Pizzi, Crocs, Inc.
ir@crocs.com

PR Contact:	Melissa Layton, Crocs, Inc.
mlayton@crocs.com